UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2011

Motricity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34781	20-1059798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
601 108th Avenue Northeast
Suite 800
Bellevue, WA 98004
(Address of Principal Executive Offices, including Zip Code)
(425) 957-6200
(Registrant's Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors (the “Board”) of Motricity, Inc. (the “Company”) previously approved, subject to shareholder approval, the amendment and restatement of the Company's 2010 Long-Term Incentive Plan (as amended, the “2010 LTIP”) to (i) increase by 3,600,000 the maximum number of shares available for issuance under the 2010 LTIP from 2,765,621 to 6,365,621, provided that the maximum number of shares issued in any one year period for all types of awards does not exceed 4% of the Company's issued and outstanding shares of common stock, (ii) expand the definition of “Cause,” which governs the consequences of certain separations of employment and the treatment of outstanding awards, (iii) reduce the 10 year maximum term of option awards to 5 years, (iv) provide for ownership guidelines for the Company's executive officers, (v) eliminate certain definitions and provisions, and (vi) require a 6-month holding period for recipients of restricted stock who are terminated from the Company for any reason. At the October 28, 2011 annual meeting of stockholders (the “Annual Meeting”), the Company's stockholders approved the 2010 LTIP.

The foregoing description is qualified in its entirety by reference to the text of the amended and restated version of the 2010 LTIP, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Annual Meeting was held on October 28, 2011. The final results for each of the matters submitted to a vote of stockholders at the meeting are set forth below. A more detailed description of each proposal is set forth in the Company's Proxy Statement filed with the Securities and Exchange Commission on September 27, 2011, as updated by the additional materials filed on October 14, 2011.
Proposal No. 1. Election of Directors. The stockholders elected all of the Board's nominees for director, to serve until the Company's next annual meeting of stockholders or until their respective successors are duly elected and qualified, by the votes set forth in the table below:

Name	For	Withheld	Broker Non-Vote
Lady Barbara Judge, CBE	16,371,355	695,801	17,442,984
Jaffrey A. Firestone	16,921,271	645,885	17,442,984
Hunter C. Gary	16,794,058	773,098	17,442,984
Brett C. Icahn	15,074,998	2,492,158	17,442,984
James L. Nelson	16,931,277	635,879	17,442,984

Proposal No 2. Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year ending December 31, 2011, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
34,216,858	614,498	178,784	—

Proposal No 3. Advisory Vote on Executive Compensation. The stockholders approved, on an advisory basis, the compensation of the Company's named executive officers, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
16,604,436	823,536	139,185	17,442,983

Proposal No 4. Advisory Vote on Frequency of Advisory Vote on Executive Compensation. The stockholders approved, on an advisory basis, the holding of an advisory vote on executive compensation on an annual basis, by the votes set forth in the table below:

1 Year	2 Year	3 Years	Abstained	Broker Non-Vote
15,036,732	231,131	2,131,667	167,627	17,442,983

Based upon these results, and consistent with the Company's recommendation, the Board has determined that the Company will hold an advisory vote on executive compensation every year.

Proposal No. 5. Amendment and Restatement of the Company's 2010 Long-Terms Incentive Plan. The stockholders approved the amendment and restatement of the Company's 2010 Long-Term Incentive Plan, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
16,047,743	1,386,829	132,586	17,442,982

Proposal No. 6. Amendment of the Company's Restated Certificate of Incorporation.

While approximately 95.68% of the votes cast prior to the Annual Meeting supported the proposal to approve an amendment of the Company's Restated Certificate of Incorporation (Proposal 6), at the Annual Meeting, the Company announced that it did not receive the required vote of a majority of the outstanding shares of the Company's common stock to pass this proposal. As a result, the Company adjourned that portion of the Annual Meeting to 9:00 a.m. PST on November 18, 2011, at the Company's corporate headquarters for the purpose of allowing the stockholders additional time to vote on Proposal 6.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

10.1	Motricity, Inc. 2010 Long-Term Incentive Plan, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTRICITY, INC. (Registrant)

November 2, 2011	By:	/s/ James R. Smith, Jr.
(Date)		James R. Smith, Jr. Interim Chief Executive Officer